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                                                                  Exhibit 10.67

                                SECOND AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

            This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of this 31st day of January, 2002, by and among ACTION PERFORMANCE COMPANIES, INC., (the "Company"); each of RACING COLLECTABLES CLUB OF AMERICA, INC. ("Racing Club"), ACTION RACING COLLECTABLES, INC. ("Action Racing"), and ACTION SPORTS IMAGE, L.L.C. ("Action Sports") (each of Racing Club, Action Racing and Action Sports being referred to herein individually as a "Borrower" and collectively as "Borrowers"); the Subsidiary Guarantors signatory hereto (together with the Company and Borrowers, each an "Obligor" and together "Obligors"); and BANK ONE, NA (in its individual capacity, "Bank One"), for itself as a Lender and as Agent for any other Lender. Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

                                    RECITALS

            A. Bank One, as Agent and sole Lender, and Obligors are parties to that certain Loan and Security Agreement dated as of September 29, 2000 (as heretofore amended, the "Loan Agreement").

            B. Obligors and Bank One, as sole Lender, have agreed to amend certain provisions of the Loan Agreement, upon the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. AMENDMENTS TO LOAN AGREEMENT.


            (a) Subsection 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Available Cash Flow", "Blocked Accounts", "Blocked Account Agreements", "Collecting Banks", "EBITDA", "Eligible Cash Equivalents", "Eligible Commercial Letter of Credit", "Eligible Inventory", "Fixed Charge Coverage Ratio", Fixed Charges" and "Inventory Sublimit" contained therein.

            (b) The definitions of "Agent", "Applicable Base Rate Margin", "Commercial Letter of Credit", "Intangible Assets", "Lender" or "Lenders", "Letter of Credit Liability", "Maximum Revolving Facility", "Net Capital Expenditures" and "Net Income" contained in subsection 1.1 of the Loan Agreement are hereby amended to read as follows:

                  "Agent" shall mean Bank One (as successor to ANB) in its
            capacity as Agent for the Lenders under this Agreement and any successor in such capacity appointed pursuant to subsection 12.8 hereof.
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                  "Applicable Base Rate Margin" shall mean zero percent (0.00%)
            per annum.

                  "Commercial Letter of Credit" means any commercial, trade or documentary letter of credit issued by Agent for the account of any Borrower in accordance with the terms of subsection 2.1(B), and shall include any letter of credit issued by ANB and outstanding on the Second Amendment Date.

                  "Intangible Assets" shall mean all intangible assets
            (determined in conformity with GAAP) including, without limitation, goodwill, trademarks, trade names, licenses, organizational costs, deferred amounts (including without limitation prepaid royalties) and covenants not to compete.

                  "Lender" or "Lenders" shall mean Bank One (as successor and assign of ANB) together with its successors and assigns pursuant to
            Section 11 hereof.

                  "Letter of Credit Liability" means, at any time, the sum of
            (i) the maximum dollar amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, plus (ii) the aggregate dollar amount of all drawings under Letters of Credit honored by Agent or ANB and not theretofore reimbursed by Borrowers.

                  "Maximum Revolving Facility" shall mean Twenty Million
            ($20,000,000).

                  "Net Capital Expenditures" shall mean all Capital
            Expenditures, but excluding Capital Expenditures to the extent funded with Revolving Loan advances or with the proceeds of capital stock issued by the Company or insurance.

                  "Net Income" shall mean, for the Company and its Subsidiaries on a consolidated basis with respect to any applicable computation period, an amount equal to (i) net income (or loss) for such period, plus (ii) the following to the extent deducted in determining net income (or loss): (a) non-cash losses on sales of assets or the redemption of securities and (b) extraordinary losses, minus (iii) the following to the extent included in determining net income (or loss): (a) gains on sales of assets or the redemption of securities and (b) extraordinary gains, all as determined in accordance with GAAP. "Net Income" shall exclude the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or with the Company or any of its Subsidiaries or such Person's assets are acquired by the Company or any of its Subsidiaries.


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            (c)   Subsection 1.1 of the Loan Agreement is hereby amended by
inserting the following new definitions in their proper alphabetical order:

                  "Bank One" shall mean Bank One, NA., with headquarters in
            Chicago, Illinois.

                  "Debt Coverage Ratio" shall mean, for the Company and its
            Subsidiaries on a consolidated basis as of the end of any fiscal quarter, the ratio of (i) EBIDA for the four fiscal quarters then ended less Net Capital Expenditures during such period to (ii) the sum of interest expenses (including without limitation the interest component of Capitalized Leases) for the four fiscal quarters then ended plus principal payments of Indebtedness (including without limitation Capitalized Leases) scheduled to become due during the succeeding four fiscal quarters.

                  "EBIDA" shall mean, for the Company and its Subsidiaries on a consolidated basis with respect to any period and without duplication, an amount equal to the following for such period: (i) Net Income plus (ii) the following to the extent deducted in determining Net Income: (a) depreciation and amortization expense, and (b) interest expense (including without limitation the interest component of Capitalized Leases).

                  "Funded Indebtedness" shall mean, for the Company and its
            Subsidiaries on a consolidated basis as of any date of determination, all outstanding Indebtedness, including without limitation all Indebtedness evidenced by the Subordinated Notes, all Capitalized Lease obligations, all Letter of Credit Liability and all bank overdrafts.

                  "Permitted Acquisition" shall have the meaning given such term in subsection 8.3(b) hereof.

                  "Second Amendment" shall mean that Second Amendment to Loan and Security Agreement dated as of the Second Amendment Date among Obligors and Bank One, as Agent and sole Lender.

                  "Second Amendment Date" shall mean January 31, 2002.

            (d) Subsection 1.3 of the Loan Agreement is hereby amended to read as follows:

            1.3 Other Terms Defined in Arizona Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided in Article 9 of the Uniform Commercial Code of the State of Arizona, as amended, or as in effect in any jurisdiction where the Collateral is located, as appropriate (the "Code") to the extent the same are used or defined therein.


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            (e)   The second paragraph of subsection 2.1(A) of the Loan
Agreement is hereby amended to read as follows:

                  As used herein, "Borrowing Base" shall mean up to seventy-five percent (75%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) then outstanding under existing Eligible Accounts, less such reserves as Agent, in its sole reasonable discretion exercised in accordance with its customary business practices, elects to establish.

            (f) The first sentence of subsection 2.1(B)(3) of the Loan Agreement is hereby amended to read as follows:

                  Borrowers shall be, jointly and severally, irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent for any amounts paid with respect to a Letter of Credit (including without limitation, amounts paid by Agent to ANB or any beneficiary in respect of Commercial Letters of Credit issued by ANB and outstanding on the Second Amendment Date).

            (g) The first sentence of subsection 2.3(A) of the Loan Agreement is hereby amended to read as follows:

                  The aggregate outstanding principal balance of the Revolving
            Loan (together with the amount of Letter of Credit Liability) shall not at any time exceed the lesser of (i) the Maximum Revolving Facility or (ii) the amount of the Borrowing Base.

            (h) The first sentence of subsection 2.6(A) of the Loan Agreement is hereby amended by deleting the words "two percent (2%) per annum" contained in the proviso to such sentence and inserting the words "three percent (3%) per annum" in replacement thereof.

            (i) Clause (ii) of subsection 2.6(B) of the Loan Agreement is hereby amended to read as follows:

                  (ii)  [Reserved]

            (j) Subsection 2.6(D) of the Loan Agreement is hereby amended to read as follows:

                  (D) Borrowers shall pay to Agent, for the account of Lenders, a letter of credit fee (the "Letter of Credit Fee") equal to (1) two and one-half of one percent (2.50%) per annum of the undrawn face amount of each Standby Letter of Credit issued by Agent and (2) one and one-half percent (1.50%) per annum of the undrawn face amount of each Commercial Letter of Credit, in each case payable in arrears on the first


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            day of each month following any month in which one or more Letters of Credit are issued or outstanding, and on the termination of this Agreement; provided that following the occurrence and during the continuance of a Default, at the election of Agent or Requisite Lenders and upon written notice from Agent to Borrower Representative of such election, the applicable Letter of Credit Fee shall be increased by an additional three percent (3%) per annum. Such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

            (k) Subsection 2.6(F) of the Loan Agreement is hereby amended to read as follows:

                  (F) Borrowers shall pay to Agent, for Agent's sole account, in connection with any audit, inventory or accounts receivable analysis or other business analysis performed by or for the benefit of Agent, an audit fee in an amount equal to not to exceed $1,000 per day for each person employed to perform such audit or analysis, which person may be an employee of Agent or an independent contractor, plus all reasonable out-of-pocket costs or expenses incurred by Agent in the performance of such audit or analysis; provided, that the aggregate amount payable by Borrowers hereunder with respect to audits and other business analyses conducted by Agent after the Closing Date at a time when no Default is continuing shall not exceed $15,000 during any Fiscal Year. Such audit fees and out-of-pocket costs and expenses shall be paid by Borrowers within five (5) Business Days following Agent's delivery of a statement setting forth such amounts to Borrower Representative and on the termination of this Agreement.

            (l) The fourth sentence of subsection 2.7 of the Loan Agreement is hereby amended to read as follows:

                  All payments to Agent hereunder shall be made in same day
            funds and shall, unless otherwise directed by Agent, be made by wire transfer to Agent at its offices in Phoenix, Arizona.

            (m) Subsection 2.8 of the Loan Agreement is hereby amended to read as follows:

                  2.8 Term of this Agreement. This Agreement shall be effective until March 31, 2003 (the "Term"). This Agreement shall terminate at the end of the Term; provided, however, that Agent shall retain the right to terminate this Agreement at any time upon the occurrence and during the continuance of a Default; and further provided, however, that: (i) all of Agent's and Lenders' rights and remedies (including, without limitation, under subsection 10.19 and any other indemnity sections hereof) under this Agreement and (ii) all of Agent's and Lenders' security interests shall


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            survive such termination until all of the Liabilities (other than indemnification Liabilities pursuant to subsection 10.19 hereof to the extent no claims giving rise thereto have then been asserted) have been fully paid and satisfied and all Letters of Credit either have been cancelled and returned to Agent or have been cash collateralized in accordance with subsection 9.7. Notwithstanding the foregoing, Borrowers may terminate this Agreement (and such termination shall constitute a prepayment hereunder) at any time other than as provided above upon satisfaction of the conditions set forth in subsections 2.3(B) and 2.6(G) hereof and the payment by Borrowers to Agent, for the account of Lenders, of the then outstanding principal and accrued interest and payment and performance of all other Liabilities (including without limitation fees due under subsections 2.6 and 2.10(C) hereof and any other fees owed to Agent and Lenders) and either the cancellation and return to Agent of all Letters of Credit or the cash collateralization thereof in accordance with subsection 9.7 hereof. Upon the effective date of termination of this Agreement, all of the Liabilities shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all of the Liabilities (other than indemnification Liabilities pursuant to subsection 10.19 hereof to the extent no claims giving rise thereto have then been asserted) shall have been fully paid and satisfied (and all Letters of Credit either have been cancelled and returned to Agent or have been cash collateralized in accordance with subsection 9.7) and all financing arrangements between Borrowers and Agent and Lenders shall have been terminated, all of Agent's and Lenders' rights and remedies under this Agreement and the other Financing Agreements shall survive, Agent and Lenders shall be entitled to retain their security interests in and to all existing and future Collateral, and the Obligors shall continue to remit collections of Accounts and proceeds as provided herein.

            (n) Subsection 3.1 of the Loan Agreement is hereby amended to read as follows:

            3.1 Monthly Reports. Borrower Representative shall submit to Agent, not later than forty-five (45) days after the last day of each month, a monthly borrowing base certificate and report (the "Monthly Report") in the form attached hereto as Exhibit C-1, which shall be signed by an Authorized Officer and shall include, as of the last Business Day of such month:

            (i) a calculation of Borrowers' Borrowing Base, on a consolidated basis;

            (ii) a summary (or, if requested by Agent, a detailed) aged Accounts listing ("Accounts Trial Balance"), on a consolidated basis (if available) and on a Borrower by Borrower basis, prepared in a manner reasonably acceptable to Agent;


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            (iii) a summary (or, if requested by Agent, a detailed) schedule of
      Inventory owned by Borrowers and in possession or otherwise, on a consolidated basis and on a Borrower by Borrower basis, by location, valued at the lesser of cost, determined on a first in first out average basis, or market, and adjusted for such reserves as Agent has previously indicated to Borrower Representative are deemed by Agent to be appropriate, in its sole reasonable determination exercised in accordance with its customary business practices, and including a report of any variances or other results of inventory counts performed by Borrowers since the date of the last Monthly Report;

            (iv) if requested by Agent, an aged trial balance of Borrowers' accounts payable, on a consolidated basis and on a Borrower by Borrower basis, prepared in a manner reasonably acceptable to Agent and showing the name of each party to whom a payable is due and the amounts, including an aging thereof in such form as Agent may reasonably request, or, at Agent's election, in lieu of the foregoing, a summary aging of Borrowers' accounts payable, on a consolidated basis and on a Borrower by Borrower basis, showing total agings by aged date in such form as Agent may reasonably request;

            (v) if requested by Agent, a reconciliation, on a consolidated basis and on a Borrower by Borrower basis, of Borrowers' Accounts and Inventory between the amount shown on Borrowers' books and Borrowers' collateral reports delivered to Agent in such form as Agent may reasonably request; and;

            (vi) such other reports or information as Agent may from time to time reasonably request.

            (o) Subsection 3.2 of the Loan Agreement is hereby amended to read as follows:

            3.2 Eligible Accounts. Agent shall have the sole right, in its sole reasonable discretion exercised in accordance with its customary business practices, to determine which Accounts of Borrowers are eligible (the "Eligible Accounts"). Without limiting Agent's discretion, the following Accounts, shall not be Eligible Accounts: (i) Accounts which remain unpaid ninety (90) days after the earlier of the original date of the applicable invoice or the shipment date, and Accounts which remain unpaid sixty (60) days after the due date of such Accounts, unless in either case Agent has made specific Account Debtor exceptions from the criteria set forth in this clause (i); (ii) all Accounts owing by a single Account Debtor, including a currently scheduled Account, if (1) Accounts owing by such Account Debtor would, if included as Eligible Accounts, exceed five percent (5%) of all Eligible Accounts and (2) twenty-five percent (25%) or more of the aggregate balance owing by such Account Debtor to Borrowers is ineligible due to the criteria set forth herein;
      (iii) Accounts with respect to which the Account Debtor is a Loan Party or a director, officer, employee, Subsidiary or Affiliate of any Loan Party;
      (iv) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless with respect to any such Account, the applicable Borrower has complied to Agent's satisfaction with the provisions of the Federal Assignment of Claims Act of 1940, including, without


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      limitation, executing and delivering to Agent all statements of assignment and/or notification which are in form and substance acceptable to Agent and which are deemed necessary by Agent to effectuate the assignment to Agent of such Accounts; (v) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada (excluding the Northwest Territories, Nunavit or Quebec); (vi) Accounts with respect to which the Account Debtor has asserted a counterclaim or has a right of setoff, to the extent of such counterclaim or right of setoff; (vii) Accounts for which the prospect of payment or performance by the Account Debtor is or may be impaired as determined by Agent in its sole reasonable discretion exercised in accordance with its customary business practices;
      (viii) Accounts with respect to which Agent, on behalf of Lenders, does not have a first and valid fully perfected Lien; (ix) Accounts with respect to which the Account Debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment of the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (x) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis; (xi) Accounts to the extent that the Account Debtor's indebtedness to the Obligors exceeds a credit limit determined by Agent in Agent's sole reasonable discretion exercised in accordance with its customary business practices; (xii) Accounts with respect to which the Account Debtor is located in any state denying creditors access to its courts in the absence of a notice of business activities report or similar filing, unless the applicable Borrower has either qualified as a foreign corporation to do business in such state or has filed such notice of business activities report or similar filing with the applicable state agency for the current year; (xiii) Accounts representing progress billings; (xiv) Accounts with respect to which any disclosure is required in the applicable Accounts Trial Balance in accordance with subsection 3.3 hereof and (xv) Accounts of any Person other than a Borrower. In the event that previously scheduled Eligible Accounts in excess of $100,000 individually or $250,000 in the aggregate cease to be Eligible Accounts under the above described criteria, Borrower Representative shall notify Agent thereof promptly after any Obligor has obtained knowledge thereof.

            (p) Subsection 3.3 of the Loan Agreement is hereby amended to delete any reference therein to the term "Collateral Report" and to amend clause
(iv) thereof to read as follows:

                  (iv)  [Reserved];

            (q) Subsection 3.6 of the Loan Agreement is hereby amended to read as follows:

            3.6 Lock Box Accounts and Blocked Accounts. If requested by Agent, Obligors shall, within thirty (30) days following such request, establish lock box accounts ("Lock Box Accounts") and blocked accounts (the "Blocked Accounts") with Agent and/or such banks as are reasonably acceptable to Agent (collectively, the "Collecting Banks") to which all Account Debtors shall directly remit all funds received, including


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      but not limited to all payments on Accounts of the Obligors, and in which
      Obligors will immediately deposit all other payments made for Inventory and other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Collecting Banks shall acknowledge and agree, in a manner reasonably satisfactory to Agent, that Agent has control with respect to such Blocked Accounts and that all payments made to the Blocked Accounts are the sole and exclusive property of Agent, for the benefit of Lenders, that the Collecting Banks have no right to setoff against the Blocked Accounts (other than for unpaid fees and costs payable to such Collecting Banks in connection with the maintenance of such Blocked Accounts) and that the Collecting Banks will wire or otherwise transfer, on a daily basis, funds deposited into the Blocked Accounts to Agent or as otherwise directed in writing by Agent to such Collecting Banks. Obligors agree to pay to Agent any and all fees, costs and expenses which Agent incurs in connection with opening and maintaining any such Lock Box Accounts and Blocked Accounts and depositing for collection by Agent any check or item of payment received and/or delivered to any Collecting Bank or Agent, respectively, on account of the Liabilities and Obligors further agree to reimburse Agent and Lenders for any claims asserted by any Collecting Bank in connection with any such Blocked Accounts and any amounts paid to any Collecting Bank arising out of Agent's or Lenders' indemnification of such Collecting Bank against damages incurred by the Collecting Bank in the operation of any such Blocked Account.

            (r) Subsection 3.8(B) of the Loan Agreement is hereby amended to read as follows:

            (B) If requested by Agent, Obligors shall, within thirty (30) days following such request, cause all issuers of Cash Equivalents in the name of any Obligor, and all securities intermediaries holding Cash Equivalents in securities accounts in the name of any Obligor, to enter into Control Letters with Agent with respect to such Cash Equivalents in form and substance reasonably satisfactory to Agent.

            (s) Subsection 3.10 of the Loan Agreement is hereby amended to read as follows:

                  3.10  [Reserved]

            (t) Subsection 3.11 of the Loan Agreement is hereby amended to delete any reference therein to the term "Collateral Report."

            (u) Subsection 3.14 of the Loan Agreement is hereby amended to read as follows:

                  3.14  [Reserved]

            (v) Subsection 5.1 of the Loan Agreement is hereby amended to read as follows:


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                  5.1   Security Interest. To secure payment and performance of
            the Liabilities, each Obligor hereby grants to Agent, for the benefit of Agent and Lenders, a right of setoff against and a continuing security interest in all personal property and interests in property of such Obligor, including without limitation all interests of such Obligor in the following property, whether now owned or hereafter acquired by such Obligor and wheresoever located:
            (i) Accounts, contract rights and other General Intangibles (including payment intangibles and software but excluding Motor Sports License Agreements to the extent that (a) such agreements are not capable of being encumbered under the terms thereof without the consent of the licensor (but only to the extent such restriction is enforceable under applicable law) and (b) such consent has not been obtained), tort claims, Investment Property, tax refunds, chattel paper (including electronic chattel paper), instruments, notes, letters of credit, letter of credit rights, supporting obligations, documents, and documents of title; (ii) Inventory; (iii) goods and Equipment (including embedded software) and fixtures; (iv) such Obligor's deposit accounts (general or special) and credits and other claims against Agent or any Lender, or any other financial institution with which such Obligor maintains deposits; (v) such Obligor's monies, and any and all other property and interests in property of such Obligor now or hereafter coming into the actual possession, custody or control of Agent or any Lender or any agent or affiliate of Agent or any Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (vi) insurance proceeds of or relating to any of the foregoing; (vii) insurance proceeds relating to any key man life insurance policy covering the life of any director, officer, employee or former director, officer or employee of such Obligor; (viii) insurance proceeds relating to business interruption insurance; (ix) books and records relating to any of the foregoing and (x) all other rights to payment not included in the foregoing and all accessions and additions to, substitutions for, and replacements, products and proceeds, of any of the foregoing.

            (w) Clause (ii) of subsection 5.2 of the Loan Agreement is hereby amended to read as follows:

                  (ii) if requested by Agent, control agreements from each bank maintaining a depository account of such Obligor;

            (x) Subsection 6.1 of the Loan Agreement is hereby amended by adding the following sentence at the end of such subsection:

                  Schedule 6.1 discloses each Obligor's state of incorporation or formation, such Obligor's name as it appears in official filings in the state of its incorporation or formation, the type of entity of such Obligor and the


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            organizational number issued by such Obligor's state of
            incorporation or formation.

            (y) Subsection 7.1 of the Loan Agreement is hereby amended to read as follows:

            7.1 Financial Statements. The Loan Parties shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions of or in relation to the business and affairs of the Loan Parties, in accordance with GAAP, and Borrower Representative shall cause to be furnished to Agent and each Lender (unless specified to be delivered solely to Agent):

            (A) Quarterly. As soon as practicable, and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year:

                        (i) publicly filed consolidated, and internally prepared consolidating, statements of income and cash flow of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter and a public filed consolidated, and an internally prepared consolidating, balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, all in reasonable detail and certified as accurate by an Authorized Officer pursuant to a certificate in the form of Exhibit C-2 attached hereto, subject to the absence of footnotes and changes resulting from normal year-end adjustments;

                        (ii) calculations setting forth the compliance with the financial covenants set forth in subsection 8.18 hereof for the most recently completed fiscal quarter;

                        (iii) a statement that there exists no Default or
            Unmatured Default as of the last day of such fiscal quarter, or, if any Default or Unmatured Default exists, a specific description of the nature and the period of existence thereof and the action Obligors have taken and propose to take with respect thereto;

                        (iv) a summary of any pending or, to Obligors' knowledge, threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Loan Party or its employees as of the last day of such fiscal quarter; and

                        (v) a schedule of Indebtedness (other than the Loans) incurred by the Loan Parties since the last day of the preceding fiscal quarter and, if any such Indebtedness is secured by Liens on any of the Loan Parties' assets, a description of the assets securing such Indebtedness.

            (B)   Annual. As soon as practicable and in any event within ninety
      (90) days after the end of each Fiscal Year: (i) consolidated statements of income, stockholders'


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      equity and cash flow of the Company and its Subsidiaries for such Fiscal
      Year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case, in comparative form, corresponding figures for the period covered by the preceding annual audit (in the case of statements) and as of the end of the preceding Fiscal Year in the case of balance sheets), all in reasonable detail and satisfactory in scope to Agent and audited by Andersen or such other independent certified public accountants selected by Borrower Representative and reasonably satisfactory to Agent, whose opinion shall be in scope and substance reasonably satisfactory to Agent; and (ii) calculations setting forth the compliance with the financial covenants set forth in subsection 8.18 hereof for such Fiscal Year.

            (C) Projections. As soon as practicable and in any event within sixty (60) days after the start of each Fiscal Year of the Company, annual projections of the Company and its Subsidiaries for the succeeding Fiscal Year in reasonable detail (on a fiscal quarter basis), including consolidated statements of anticipated income and cash flow and consolidated balance sheets of the Company and its Subsidiaries for such Fiscal Year (on a fiscal month basis) in reasonable detail, and a detailed statement of the methods and assumptions used in the preparation of such projections;

            (D) Letters from Accountants and Consultants. As soon as practicable and in any event within ten (10) days of delivery to any Loan Party, a copy of (1) each "Management Letter" prepared by the Company's independent certified public accountants in connection with the financial statements referred to in subsection 7.1(B) hereof and (2) to the extent that such letters may from time to time be issued by the Company's independent certified public accountants or other management consultants (collectively, "Accounting Systems Letters"), any letter issued by the Company's independent certified public accountants or other management consultants with respect to recommendations relating to any Loan Party's financial or accounting systems or controls;

            (E) Default Notices. As soon as practicable (but in any event not more than five (5) Business Days after any senior officer (including the chief executive officer, the chief financial officer or controller) of any Obligor obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to an Unmatured Default or a Default), notice of any and all Unmatured Defaults or Defaults hereunder,

            (F) List of Account Debtors. To Agent, at the request of Agent, names, addresses and phone numbers of Obligors' customer Account Debtors; and

            (G) Securities Exchange Act Filings. Promptly after the sending, making available or filing of the same, copies of all reports on Form 8-K, 10-Q or 10-K or any similar form hereafter in use which the Company shall file with the Securities and Exchange Commission.

            (H) Other Information. With reasonable promptness, such other business or financial data as Agent may reasonably request.

            All financial statements delivered to Agent and Lenders pursuant to the requirements of this subsection 7.1 (except where otherwise expressly indicated) shall be prepared in accordance with GAAP, consistently applied (subject in the case of interim financial statements to the lack of footnotes and non-material year-end adjustments), except for changes therein with which the independent certified public accountants issuing the opinion on the financial statements delivered pursuant to subsection 7.1(B) hereof have previously concurred in writing. Together with each delivery of financial statements required by subsections 7.1(A) and 7.1(B) hereof; Borrower Representative shall deliver to Agent and Lenders a certificate of an Authorized Officer of Borrower Representative in the form attached hereto as Exhibit C-2 setting forth in such detail as is reasonably acceptable to Agent calculations with respect to the Obligors' compliance with each of the financial covenants contained in this Agreement and stating that there exists no Default or Unmatured Default, or, if any Default or Unmatured Default exists, specifying the nature and the period of existence thereof and what action the Obligors propose to take with respect thereto. Together with each delivery of financial statements required by subsection 7.1(B) hereof, Borrower Representative shall deliver to Agent and Lenders a certificate of the independent certified public accountants who performed the audit in connection with such statements stating that in making the audit necessary to the issuance of a report on such financial statements, they have obtained no knowledge of any Unmatured Default of a financial nature or Default, or, if such accountants have obtained knowledge of a Default or Unmatured Default, specifying the nature and period of existence thereof.

            (z) Subsection 7.12 of the Loan Agreement is hereby amended by inserting the following new paragraph at the end of such subsection:

                  Each Obligor hereby irrevocably authorizes Agent at any time and from time to time to file in any filing office in any Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Obligor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Obligor is an organization, the type of organization and any organization identification number issued to such Obligor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Obligor agrees to furnish any such information to Agent promptly upon request. Each Obligor also ratifies its authorization for Agent to have filed in any Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Obligor shall promptly notify Agent of any material commercial tort claim (as defined in the Code) acquired by it and, if requested by Agent, such Obligor shall enter into a supplement to this Agreement in order to grant to Agent a Lien in such commercial tort claim. Each Obligor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement filed for the benefit of Agent without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to such Obligor's rights under Section 9-509(d)(2) of the Code.

            (aa) Section 7 of the Loan Agreement is hereby amended by inserting the following as subsection 7.14 thereof:

                  7.14 Foreign Subsidiary Stock Pledge. Within thirty (30) days following any request by Agent, Borrower will pledge to Agent, for the benefit of Lenders, 65% of the outstanding equity interests of Action Performance Holding GmbH upon terms reasonably satisfactory to Agent and sufficient to grant to Agent a first priority perfected Lien upon such equity interests under the laws of all applicable jurisdictions. Borrower shall not cause or permit the equity interests of Action Performance Holding Gmbh to be encumbered by any Lien in favor of any Person other than Agent.

            (bb) Clause (iii) of subsection 8.2 of the Loan Agreement is hereby amended by deleting the "$2,000,000" amount referred to therein and inserting "$5,000,000" in replacement thereof.

            (cc) The last sentence of subsection 8.2 of the Loan Agreement is hereby amended to read as follows:

                  Without limiting the generality of the foregoing, the Company shall not make any payment with respect to the Subordinated Notes except as permitted under subsections 8.8(C) or 8.8(D) hereof, and the Company shall not amend or modify the Subordinated Notes or the Subordinated Indenture.

            (dd) Subsection 8.3 of the Loan Agreement is hereby amended to read as follows:

                  8.3 Consolidations, Mergers or Acquisitions. (a) None of the Loan Parties shall recapitalize, consolidate with, merge with, or otherwise acquire all or substantially all of the assets or properties of any other Person (or a division thereof), form or acquire any Subsidiaries or enter into any agreement with respect to any of the foregoing, except for Permitted Acquisitions and except that upon not less than five (5) Business Days prior written notice to Agent, and so long as no Default has then occurred and is continuing or would result therefrom:

                  (i) any Borrower may merge with any other Borrower and any Subsidiary Guarantor may merge with any Borrower, provided that the applicable Borrower shall be the continuing or surviving corporation;

                  (ii) any Subsidiary Guarantor may merge with any other Subsidiary Guarantor; and

                  (iii) any German Subsidiary may merge with any other German
            Subsidiary.

            Notwithstanding the foregoing, no Loan Party shall merge with the Company.

                  (b) Any Obligor may acquire the assets or all of the capital stock of a Person engaged in the same line of business as the Loan Parties to the extent such acquisition is approved by Agent (in its sole discretion) or otherwise satisfies each of the following conditions (any such acquisition being referred to as a "Permitted Acquisition"):

                  (i) None of the Loan Parties shall incur or assume any Indebtedness in connection with any such acquisition except for Indebtedness permitted to be incurred or assumed under subsection
            8.2. No earn-out or similar payment obligations shall be incurred in connection with such Permitted Acquisition unless approved by Agent;

                  (ii) The sum of all amounts paid or payable by Obligors in connection with such acquisitions (including without limitation, purchase price amounts, non-compete payments and transaction costs) shall not exceed (1) $5,000,000 for any such single acquisition or series of related acquisitions and (2) $10,000,000 in the aggregate for all such acquisitions during the term of this Agreement;

                  (iii) Before and after giving effect to any such acquisition, no Unmatured Default or Default shall have occurred and be continuing;

                  (iv) After giving effect to any such acquisition, Obligors shall be in compliance on a pro forma basis with the financial covenants set forth in subsection 8.18, recomputed for the most recent fiscal quarter for which financial statements have been delivered;

                  (v) Upon consummation of any such acquisition, Agent, on behalf of Lenders, shall have a perfected first priority Lien upon all assets acquired in connection therewith, subject only to Permitted Liens; provided, that if such acquisition involves the acquisition of the capital stock of a Person, then (1) Obligors shall pledge all the capital stock of such Person to Agent upon terms reasonably satisfactory to Agent and (2) Obligors shall cause such Person to guaranty the Liabilities and grant to

            Agent a perfected first priority lien upon all of such Person's assets (subject only to Permitted Liens) upon terms reasonably satisfactory to Agent; and

                  (vi) Not less than twenty (20) Business Days prior to consummating any such acquisition, Borrower Representative shall deliver to Agent an acquisition summary with respect to such proposed acquisition, such summary to include (1) a reasonably detailed description of the Person (or business) to be acquired (including financial information) and operating results (including financial statements), (2) the terms and conditions, including economic terms, of the proposed acquisition, and (3) pro forma financial projections for the Company and its Subsidiaries for the four fiscal quarters following the date of such proposed acquisition, together with a calculation of Obligors' pro forma compliance with the financial covenants set forth in subsection 8.18 for such period after giving effect to such acquisition; and

                  (vii) Prior to consummating any such acquisition, Borrower
            Representative shall provide Agent with all acquisition documents relating thereto and such other information (including officer's certificates and opinions of counsel) as Agent shall reasonably request in order to confirm that the conditions set forth herein have been satisfied.

            (ee) The final enumerated clause of the first sentence of subsection 8.4 of the Loan Agreement (which clause is currently enumerated as clause "(vi)") is hereby amended to read as follows:

                  (vii) Intercompany Indebtedness permitted under subsection 8.2 and Permitted Acquisitions permitted under subsection 8.3(b).

            (ff) Subsection 8.8(D) of the Loan Agreement is hereby amended to read as follows:

                  (D) The Company may from time to time declare and pay dividends on its shares of common stock and/or repurchase Subordinated Notes and/or shares of its common stock in open market transactions; provided that:

                  (1) no Unmatured Default or Default shall have occurred and be continuing on the date of any such payment or repurchase or would result after giving effect thereto; and

                  (2) after giving effect to any such payment or repurchase, Obligors shall be in compliance on a pro forma basis with the financial covenants set forth in subsection 8.18, recomputed for the most recent fiscal quarter for which financial statements have been delivered.

            (gg) Subsection 8.16 of the Loan Agreement is hereby amended to read as follows:

                  8.16 Subsidiaries. None of the Loan Parties shall acquire, nor shall any Loan Parties (except for the Foreign Subsidiaries) form, any Subsidiaries, except in connection with Permitted Acquisitions.

            (hh) Subsection 8.17 of the Loan Agreement is hereby amended to read as follows:

                  8.17  [Reserved]

            (ii) Subsection 8.18 of the Loan Agreement is hereby amended to read as follows:

                  8.18  Financial Covenants.  The Loan Parties shall:

                  8.18.1 Capital Expenditures. Not expend or be committed to expend for Capital Expenditures (including, without limitation, for the acquisition of fixed assets) on a non-cumulative basis in the aggregate more than $25,000,000 during any Fiscal Year.

                  8.18.2 Debt Coverage Ratio. As of the end of each fiscal
            quarter, commencing with the fiscal quarter ending December 31, 2001, maintain a Debt Coverage Ratio of not less than 2.50.

                  8.18.3 Funded Indebtedness to EBIDA. As of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2001, maintain a ratio of Funded Indebtedness as of such date to EBIDA for the four fiscal quarters then ended of not greater than 2.25.

                  8.18.4 Minimum Tangible Net Worth. Not permit, at any time,
            Tangible Net Worth to be less than $95,000,000, as such amount may be reduced by any reduction in Tangible Net Worth (in an aggregate amount not exceeding $5,000,000) resulting solely from the Company's repurchase of Subordinated Notes following the Second Amendment Date.

            (jj) Subsection 8.19 of the Loan Agreement is hereby amended to read as follows:

                  8.19 Revolving Loan Clean Down. Borrowers shall reduce the Revolving Loan balance to zero for at least thirty (30) consecutive days during the period from the Second Amendment Date through September 30, 2002 and during each Fiscal Year thereafter.

            (kk) Subsections 9.1(H), (I) and (J) of the Loan Agreement are hereby amended to read as follows:

                  (H) (i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (a) against any Loan Party (other than Goodsports International Ltd.) and an adjudication or appointment is made and such proceeding remains undismissed for a period in excess of sixty (60) days, or an order for relief is entered, or (b) by any Loan Party (other than Goodsports International Ltd.) or (ii) any Loan Party (other than Goodsports International Ltd.) makes an assignment for the benefit of creditors; or any Loan Party (other than Goodsports International Ltd.) takes any corporate action to authorize any of the foregoing in this clause (H):

                  (I) any order, judgment or decree is entered against any Loan Party (other than Goodsports International Ltd.) decreeing the dissolution or split up of such Loan Party and such order remains undischarged or unstayed for a period in excess of thirty (30) days;

                  (J) any Loan Party (other than Goodsports International Ltd.) becomes insolvent or fails generally to pay its debts as they become due;

            (ll) Section 9 of the Loan Agreement is hereby amended by adding the following new subsection 9.7 at the end of such Section:

                  9.7 Cash Collateral for Letters of Credit. If a Default has occurred and is continuing or this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason, then Agent may, and upon request of Requisite Lenders shall, demand (which demand shall be deemed to have been delivered automatically upon the occurrence of a Default described in subsection 9.1(H), and Obligors shall thereupon deliver to Agent, to be held for the benefit of Agent and Lenders entitled thereto, an amount of cash equal to 105% of the aggregate amount of Letter of Credit Liability at such time as additional collateral security for the Obligors' Liabilities in respect of any Letter of Credit. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of Obligors' Liabilities in respect of any Letter of Credit.

            (mm) Subsections 10.7 and 10.8 of the Loan Agreement are hereby amended to read as follows:

                  10.7 CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED TO BE EXECUTED AND HAS BEEN DELIVERED AND ACCEPTED IN PHOENIX, ARIZONA BY SIGNING AND DELIVERING IT THERE. ANY DISPUTE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN

      CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS AND NOT THE CONFLICTS OF LAW PROVISIONS OF THE STATE OF ARIZONA.

                  10.8  CONSENT TO JURISDICTION.

                        (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION 10.8(B) HEREOF, AGENT, LENDERS AND OBLIGORS AGREE THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE OR FEDERAL COURTS LOCATED IN MARICOPA COUNTY, ARIZONA, BUT AGENT, LENDERS AND OBLIGORS ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF MARICOPA COUNTY, ARIZONA. OBLIGORS WAIVE IN ALL DISPUTES ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                        (B) OTHER JURISDICTIONS. OBLIGORS AGREE THAT AGENT AND LENDERS SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY OBLIGOR OR ITS PROPERTY ("PROPERTY") IN A COURT IN ANY LOCATION TO ENABLE AGENT AND LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LIABILITIES, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF AGENT AND LENDERS. OBLIGORS WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION 10.8(B).

            (nn) The notice address of Agent and Bank One (as successor to ANB) set forth in subsection 10.17 of the Loan Agreement is hereby amended to read as follows:

                              Bank One, NA
                              201 North Central Avenue, 21st Floor
                              Phoenix, Arizona 85004
                              Attention:  Hope B. Levin
                              Facsimile:  (602) 221-1502
                              Confirmation:  (602) 221-1773

            (oo) Exhibits B (Form of Borrowing Notice), C-1 (Form of Monthly Certificate, C-2 (Form of Compliance Certificate) and D (Form of Signature Authorization Certificate) attached hereto are hereby incorporated as Exhibits B, C-1, C-2 and D to the Credit

Agreement, and existing Exhibits B, C-1, C-2, C-3, C-4, C-5 and D to the Credit Agreement are hereby deleted.

            SECTION 2. REPRESENTATIONS AND WARRANTIES OF OBLIGORS. To induce Bank One to execute and deliver this Agreement, Obligors jointly and severally represent and warrant that:

            (a) The execution, delivery and performance by each Obligor of this Agreement have been duly authorized and this Agreement and the Loan Agreement and all other Financing Agreements are legal, valid and binding obligations of each Obligor, enforceable against each Obligor in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

            (b) No Unmatured Default or Default has occurred and is continuing and each of the representations and warranties contained in the Loan Agreement and the other Financing Agreements is true and correct in all material respects on and as of the date hereof as if made on the date hereof.

            SECTION 3. REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT.

            (a) Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Loan Agreement or any other Financing Agreement, and all rights of Agent and Lenders and all Liabilities of Obligors thereunder, shall remain in full force and effect. Obligors hereby confirm that the Loan Agreement and the other Financing Agreements are in full force and effect and that no Obligor has any defense, setoff or counterclaim to the Liabilities under the Loan Agreement or any other Financing Agreement.

            (b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement and any waivers set forth herein shall not directly or indirectly (i) constitute a waiver of any past, present or future violations of any provisions of the Loan Agreement or any other Financing Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any other Financing Agreement or any right, power or remedy of Agent or any Lender thereunder, or (iii) constitute a course of dealing or other basis for altering any Liabilities of any Obligor under the Financing Agreements or any other contract or instrument.

            (c) All accrued interest and fees payable to ANB, as the predecessor Agent and Lender under the Loan Agreement, which are outstanding on the date hereof shall remain outstanding and shall be payable to Bank One, as the successor Agent and Lender under the Loan Agreement.

            (d)   This Agreement shall constitute a Financing Agreement.

            SECTION 4. COSTS AND EXPENSES. Obligors jointly and severally agree to promptly reimburse Bank One on demand for all fees, costs and expenses (including the fees, costs and expenses of counsel retained by Bank One) in connection with the negotiation, preparation and consummation of this Agreement and the transactions contemplated hereby and thereby.

            SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ARIZONA.

            SECTION 6. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

            SECTION 7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission a signature page of this Agreement signed by such party, and any such facsimile signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

            SECTION 8. EFFECTIVENESS. This Agreement shall become effective at the time Agent shall have received sufficient copies of the following documents, all in form and substance satisfactory to Agent:

            (a) Agreement. Executed signature pages to this Agreement signed by Obligors.

            (b) Assignment and Acceptance Agreement. A fully executed Assignment and Acceptance Agreement between ANB and Bank One, providing for the assignment by ANB of all of its rights as a Lender under the Loan Agreement to Bank One.

            (c) Agreement Appointing Successor Agent. A fully executed Agreement Appointing Successor Agent among ANB, Bank One and Obligors, naming Bank One as successor Agent to ANB under the Loan Agreement and the other Financing Agreements.

            (d) Good Standing Certificates. A certificate of good standing for each Obligor from such Obligor's jurisdiction of incorporation or formation.

            (e) Resolutions. Copies, certified by the Secretary or Assistant Secretary of each Obligor, of resolutions of its Board of Directors (or other governing body of such Obligor, if applicable) authorizing the execution of this Agreement and the other Financing Agreements delivered herewith.

            (f) Amendment to Pledge Agreements. An Amendment to Pledge Agreements executed by the Company, goracing.com, inc. and Racing Club.

            (g) Joinder to Company Pledge Agreement. A Joinder to Company Pledge Agreement pledging to Agent, for the benefit of Lenders, all of the membership interests of Castaway Collectibles, L.L.C. owned by the Company.

            (h) Replacement Revolving Note. A replacement Revolving Note from Borrowers payable to the order of Bank One.

            (i) UCC Financing Statements. Assignments of, and amendments to, the UCC-1 financing statements previously filed by Obligors in favor of ANB.

            (j) Compliance Certificate. A Compliance Certificate signed by Borrower Representative's chief financial officer, setting forth a calculation of Obligors' compliance with the financial covenants set forth in subsection 8.18, in each case measured as of September 30, 2001 for the Fiscal Year then ended.

            (k) Revised Schedules to Loan Agreement. Revised Schedules 1.1 (Commitments), 6.1 (Jurisdictions of Organization and Qualification), 6.12 (Subsidiaries), 6.20 (Capitalization), 6.22 (Bank Accounts) and 6.25 (Insurance).

            (l) Schedule of Intercompany Indebtedness. A schedule setting forth a summary of all Intercompany Indebtedness outstanding on the date hereof.

            (m) Insurance Policies. Certificates of insurance summarizing all insurance coverages maintained by the Company and its Subsidiaries, together with lenders' loss payable endorsements in favor of Agent and endorsements to all liability polices naming Agent and Lenders as additional insureds.

            (n) Signature Authorization Certificate. A duly executed Signature Authorization Certificate for the Company.

            (o) Other Information. Such other information and documents as Agent shall request.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date and year first above written.

                                    ACTION PERFORMANCE COMPANIES, INC.,
                                    as Borrower Representative and an Obligor


                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    RACING COLLECTABLES CLUB OF AMERICA,
                                    INC., as a Borrower


                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    ACTION RACING COLLECTABLES, INC., as a
                                    Borrower

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    ACTION SPORTS IMAGE, L.L.C., as a Borrower


                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    AW ACQUISITION CORP., as a Subsidiary
                                    Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    GORACING.COM, INC., as a Subsidiary
                                    Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------

                                    THE FAN CLUB COMPANY, L.L.C., as a
                                    Subsidiary Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    GORACING INTERACTIVE SERVICES, INC., as a
                                    Subsidiary Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    ACTION CORPORATE SERVICES, INC., as a
                                    Subsidiary Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    RYP, INC., as a Subsidiary Guarantor


                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


                                    CREATIVE MARKETING & PROMOTIONS, INC., as a Subsidiary Guarantor

                                    By: /s/ R. David Martin
                                       -----------------------------------------
                                    Title:  Chief Financial Officer
                                          --------------------------------------


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
                                    BANK ONE, NA, as Agent and Lender

                                    By:/s/ Hope Berman Levin
                                       -----------------------------------------
                                    Title: Vice President
                                          --------------------------------------


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